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                                                          Exhibit 99.B-d(15)(ii)

                  AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                   MORGAN STANLEY INVESTMENT MANAGEMENT INC.

     AMENDMENT made as of this 8th day of November, 2004 to the Investment Subadvisory Agreement dated as of March 11, 2002, as amended (the "AGREEMENT"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and Morgan Stanley Investment Management Inc., a Delaware corporation d/b/a Van Kampen (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. The final WHEREAS clause is hereby deleted in its entirety and replaced the following:

     WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Subadviser to furnish investment advisory services to one or more of the series of the Company, and the Subadviser is willing to furnish such services to the Company and the Adviser.

2. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

     1. APPOINTMENT. The Adviser hereby appoints the Subadviser to act as the investment adviser and manager to the series of the Company set forth on APPENDIX A hereto (collectively, the "Portfolio") for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Company designates one or more series (other than the Portfolio) with respect to which the Adviser wishes to retain the Subadviser to render investment advisory services hereunder, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Portfolio hereunder, and be subject to this Agreement.

3. APPENDIX A of the Agreement is hereby deleted and replaced with the AMENDED APPENDIX A attached hereto.

4. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

5. In all other respects, the Agreement is confirmed and remains in full force and effect.

6.   This Amendment shall become effective as of the date first written above.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                              ING LIFE INSURANCE AND ANNUITY
                                              COMPANY


                                              By:     /s/ Laurie M. Tillinghast
                                                      --------------------------
                                                      Laurie M. Tillinghast
                                                      Vice President


                                              MORGAN STANLEY INVESTMENT
                                              MANAGEMENT INC.


                                              By:     /s/ Ronald E. Robison
                                                      -----------------------
                                              Name:   Ronald E. Robison
                                              Title:  Managing Director

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                               AMENDED APPENDIX A
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                   MORGAN STANLEY INVESTMENT MANAGEMENT INC.

     PORTFOLIOS                                                 ANNUAL SUBADVISER FEE
     ----------                                                 ---------------------
                                                       (AS A PERCENTAGE OF AVERAGE DAILY NET
                                                                     ASSETS)
ING Van Kampen Equity and Income Portfolio             0.300% on the first $250 million of assets
                                                        0.250% on the next $300 million of assets
                                                           0.200% on assets over $550 million

ING Van Kampen Comstock Portfolio                      0.425% on the first $100 million of assets
                                                        0.400% on the next $150 million of assets
                                                        0.375% on the next $250 million of assets
                                                           0.350% on assets over $500 million

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